Exhibit 99.1
Granite Reports Third Quarter 2016 Results

•	Net income of $37.1 million, up 20.6 percent year-over-year

•	Revenue increased to $803.9 million, up 7.0 percent year-over-year

•	Gross profit margin of 13.4 percent, up 60 basis points year-over-year

•	Contract backlog at all-time high of $3.8 billion, up 21.9 percent year-over-year

•	Construction segment revenue increased 8.8 percent; gross profit margin of 15.4 percent, up more than 120 basis points year-over-year

•	Large Project Construction segment revenue increased 14.9 percent; gross profit margin of 9.4 percent, down more than 50 basis points year-over-year

•	Construction Materials segment revenue decreased 16.2 percent; gross profit margin of 14.0 percent, up more than 100 basis points year-over-year

WATSONVILLE, Calif. (October 28, 2016) - Granite Construction Incorporated (NYSE: GVA) today reported net income of $37.1 million for the quarter ended September 30, 2016, compared to net income of $30.8 million in the third quarter of 2015. Earnings per diluted share in the quarter were $0.92, compared to $0.77 in the prior-year period.

“Granite teams continued to perform well in the heart of the construction season, with particular strength from our Construction segment fueling third quarter improvement from last year,” said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated. “We continue to benefit across the business with steady demand from private and public markets, pushing total backlog to an all-time high of $3.8 billion, and driving Construction segment backlog up more than 27 percent from last year to $1.1 billion,” Roberts continued.

“Across our businesses, execution at a high level has been a critical component of steady revenue and profit improvement. Our Large Project teams continue to focus on efficient project starts, improved design management, and opportunities for improved performance on our nearly $2.7 billion portfolio of large projects.” Roberts said. "And the Construction Materials segment continues to perform well, reflected in continued, improved margin performance. Total production volume in the quarter and year-to-date remained in line with last year, though materials demand shifted to increased internal consumption. As a result, much of the revenue and profit benefit of vertical integration has been captured by our Construction segment."

Third Quarter and First Nine Months 2016 Results

Total Company

▪
Third quarter consolidated revenue increased 7.0 percent to $803.9 million compared with $751.4 million in the third quarter of 2015. In the first nine months of 2016, consolidated revenue increased 6.2 percent from last year to $1.8 billion.

▪	Gross profit in the third quarter increased 12.1 percent to $107.7 million compared with $96.1 million last year. On a year-to-date basis, gross profit increased 10.5 percent to $220.1 million.

▪
Gross profit margin in the quarter was 13.4 percent compared with 12.8 percent in 2015. For the first nine months of 2016, gross profit margin of 11.9 percent reflects a more than 40 basis-point improvement from last year.

▪
Total Company backlog was $3.8 billion, up 21.9 percent year-over-year. Construction segment backlog increased 27.2 percent year-over-year to $1.1 billion, with Large Project Construction backlog of nearly $2.7 billion, up 19.8 percent.

▪
Third quarter selling, general and administrative (SG&A) expenses increased 19.7 percent to $54.2 million. For the first nine months of 2016, SG&A totaled $159.0 million, up 10.6 percent year-over-year, with the increase primarily related to salary and compensation expenses.

▪
Cash and marketable securities totaled $258.0 million, as of September 30, 2016. Driven by specific project needs and a shift in equipment purchase timing to support efficient project starts and execution on record backlog, capital expenditures totaled $67.9 million in the first nine months of 2016, an increase of $41.7 million year-over-year.

Third Quarter Segment Results
Construction

▪	Construction revenue in the third quarter increased 8.8 percent to $464.6 million, compared with $427.0 million last year.

▪	Gross profit in the third quarter increased 18.3 percent to $71.5 million compared to $60.5 million last year.

▪	Gross profit margin of 15.4 percent, up from 14.2 percent a year ago, was driven by strong performance throughout the West and solid private, non-residential demand.
Large Project Construction

▪	Large Project Construction revenue in the third quarter increased 14.9 percent to $249.3 million, compared with $217.1 million last year.

▪	Gross profit in the third quarter increased 8.6 percent to $23.5 million compared to $21.7 million last year.

▪	Gross profit margin was 9.4 percent compared with 10.0 percent in 2015. We continue to address impacts from design, weather, project execution, and owner-related issues.

Construction Materials

▪
Construction Materials revenue in the third quarter decreased 16.2 percent to $89.9 million, compared with $107.3 million last year, driven primarily by a shift to greater internal consumption of materials.

▪	Third quarter gross profit declined 9.6 percent to $12.6 million compared to $14.0 million last year.

▪	Gross profit margin increased to 14.0 percent, up more than 100 basis points from last year. Operational performance remains strong, with solid levels of committed volume reflecting steady demand.

Outlook and Guidance
“In all areas of our business, our teams are persistent in their focus on Continuous Improvement, capturing near-term opportunities, and investing strategically for long-term growth.” said Roberts. "We continue to anticipate increased infrastructure investment in 2017 and beyond, including tangible benefits from the five-year Fixing America’s Surface Transportation (“FAST”) Act, passed last December, as well as increased state and local spending.
"Granite teams continue to deliver on their commitments for growth and improved execution. We remain in an excellent position to close the year safely and strongly, and to prepare efficiently for growth in 2017 and beyond.” Roberts said.
The Company’s current expectations for 2016 remain:

▪	Mid-single digit consolidated revenue growth

▪	Consolidated EBITDA margin[1] of 6% to 8%

Conference Call
Granite will conduct a conference call today, October 28, 2016, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended September 30, 2016. The Company invites investors to listen to a live audio webcast on its Investor Relations website, http://investor.graniteconstruction.com. An archive of the webcast will be available on the website approximately one hour after the call. The live call also is available by calling 1-877-328-5503; international callers may dial 1-412-317-5472. A replay will be available after the live call through November 4, 2016 by calling 1-877-344-7529, replay access code 10094621; international callers may dial 1-412-317-0088.
About Granite
Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is one of the nation’s largest infrastructure contractors and construction materials producers. Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for seven consecutive years. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com.

1 Please refer to the description and non-GAAP reconciliation in the attached tables.
Forward-looking Statements
Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.
Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	September 30, 2016	December 31, 2015	September 30, 2015
ASSETS
Current assets
Cash and cash equivalents	$150,225	$252,836	$221,785
Short-term marketable securities	54,863	25,043	17,607
Receivables, net	512,752	340,822	456,688
Costs and estimated earnings in excess of billings	80,032	59,070	56,971
Inventories	61,015	55,553	60,289
Equity in construction joint ventures	263,180	224,689	219,652
Other current assets	28,047	26,985	30,351
Total current assets	1,150,114	984,998	1,063,343
Property and equipment, net	407,327	385,129	385,036
Long-term marketable securities	52,908	80,652	70,646
Investments in affiliates	34,356	33,182	33,077
Goodwill	53,799	53,799	53,799
Deferred income taxes, net	5,223	4,329	17,626
Other noncurrent assets	81,540	84,789	73,022
Total assets	$1,785,267	$1,626,878	$1,696,549

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$14,795	$14,800	$22
Accounts payable	223,612	157,571	196,885
Billings in excess of costs and estimated earnings	116,151	92,515	122,409
Accrued expenses and other current liabilities	237,534	200,935	229,923
Total current liabilities	592,092	465,821	549,239
Long-term debt	240,715	244,323	269,594
Other long-term liabilities	46,270	46,613	41,211
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 39,601,569 shares as of September 30, 2016, 39,412,877 shares as of December 31, 2015 and 39,380,053 shares as of September 30, 2015	396	394	394
Additional paid-in capital	148,485	140,912	139,071
Accumulated other comprehensive loss	(1,524)	(1,500)	(1,097)
Retained earnings	723,789	699,431	675,927
Total Granite Construction Incorporated shareholders’ equity	871,146	839,237	814,295
Non-controlling interests	35,044	30,884	22,210
Total equity	906,190	870,121	836,505
Total liabilities and equity	$1,785,267	$1,626,878	$1,696,549

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Construction	$464,624	$427,018	$1,005,457	$921,143
Large Project Construction	249,345	217,084	642,116	590,282
Construction Materials	89,936	107,274	200,363	229,442
Total revenue	803,905	751,376	1,847,936	1,740,867
Cost of revenue
Construction	393,094	366,547	857,938	801,193
Large Project Construction	225,826	195,430	591,438	536,613
Construction Materials	77,311	93,316	178,440	203,849
Total cost of revenue	696,231	655,293	1,627,816	1,541,655
Gross profit	107,674	96,083	220,120	199,212
Selling, general and administrative expenses	54,194	45,262	159,032	143,811
Gain on sales of property and equipment, net	(398)	(804)	(2,364)	(2,090)
Operating income	53,878	51,625	63,452	57,491
Other (income) expense
Interest income	(790)	(591)	(2,424)	(1,561)
Interest expense	3,034	3,485	9,270	10,966
Equity in income of affiliates	(2,424)	(1,155)	(4,583)	(1,762)
Other (income) expense, net	(732)	27	(5,287)	(1,409)
Total other (income) expense	(912)	1,766	(3,024)	6,234
Income before provision for income taxes	54,790	49,859	66,476	51,257
Provision for income taxes	16,703	17,679	20,442	18,148
Net income	38,087	32,180	46,034	33,109
Amount attributable to non-controlling interests	(982)	(1,421)	(5,987)	(1,297)
Net income attributable to Granite Construction Incorporated	$37,105	$30,759	$40,047	$31,812

Net income per share attributable to common shareholders:
Basic	$0.94	$0.78	$1.01	$0.81
Diluted	$0.92	$0.77	$1.00	$0.80
Weighted average shares of common stock
Basic	39,599	39,378	39,539	39,317
Diluted	40,313	39,897	40,205	39,863

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Nine Months Ended September 30,	2016	2015
Operating activities
Net income	$46,034	$33,109
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, depletion and amortization	46,637	48,517
Gain on sales of property and equipment, net	(2,364)	(2,090)
Change in deferred income taxes	(87)	14,967
Stock-based compensation	11,013	6,962
Equity in net income from unconsolidated joint ventures	(15,903)	(29,465)
Gain on real estate entity	(2,452)	—
Net income from affiliates	(4,583)	(1,762)
Changes in assets and liabilities:	(98,595)	(78,367)
Net cash used in operating activities	(20,300)	(8,129)
Investing activities
Purchases of marketable securities	(84,758)	(54,961)
Maturities of marketable securities	30,000	26,700
Proceeds from called marketable securities	50,000	45,000
Purchases of property and equipment	(67,889)	(26,144)
Proceeds from sales of property and equipment	5,790	3,439
Distributions from affiliates	2,233	305
Collection of notes receivable	3,880	542
Other investing activities, net	(33)	(249)
Net cash used in investing activities	(60,777)	(5,368)
Financing activities
Long-term debt principal repayments	(3,750)	(306)
Cash dividends paid	(15,415)	(15,326)
Repurchases of common stock	(4,946)	(3,325)
Contributions from (distributions to) non-controlling partners, net	1,522	(1,740)
Other financing activities	1,055	18
Net cash used in financing activities	(21,534)	(20,679)
Decrease in cash and cash equivalents	(102,611)	(34,176)
Cash and cash equivalents at beginning of period	252,836	255,961
Cash and cash equivalents at end of period	$150,225	$221,785

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	Construction	Large Project Construction	Construction Materials	Construction	Large Project Construction	Construction Materials

2016
Revenue	$464,624	$249,345	$89,936	$1,005,457	$642,116	$200,363
Gross profit	71,530	23,519	12,625	147,519	50,678	21,923
Gross profit as a percent of revenue	15.4%	9.4%	14.0%	14.7%	7.9%	10.9%

2015
Revenue	$427,018	$217,084	$107,274	$921,143	$590,282	$229,442
Gross profit	60,471	21,654	13,958	119,950	53,669	25,593
Gross profit as a percent of revenue	14.2%	10.0%	13.0%	13.0%	9.1%	11.2%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	September 30, 2016		June 30, 2016		September 30, 2015

Construction	$1,102,147	29.3%	$1,144,965	30.5%	$866,567	28.1%
Large Project Construction	2,662,399	70.7%	2,606,019	69.5%	2,222,085	71.9%
Total	$3,764,546	100.0%	$3,750,984	100.0%	$3,088,652	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to Granite Construction Incorporated	$37,105	$30,759	$40,047	$31,812
Depreciation, depletion and amortization expense(2)	17,135	17,186	46,637	48,517
Provision for income taxes	16,703	17,679	20,442	18,148
Interest expense, net of interest income	2,244	2,894	6,846	9,405
EBITDA	$73,187	$68,518	$113,972	$107,882
Consolidated EBITDA Margin(3)	9.1%	9.1%	6.2%	6.2%

Note:
(1)We define EBITDA as GAAP net income attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $803,905 and $1,847,936 for three and nine months ended September 30, 2016, respectively and $751,376 and $1,740,867 for the three and nine months ended September 30, 2015, respectively.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532